Exhibit 10.3

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (the “Agreement”) is made as of September 29, 2023, by and between Ebix, Inc., a Delaware corporation (the “Company”), and Claritas Advisors LLC (“Contractor”).

RECITALS

WHEREAS, the Company desires and has requested that the Contractor arrange for Elizabeth LaPuma (“Director”) to serve as an independent Director of the Company.

WHEREAS, the Company and Contractor are entering into this Agreement, as acknowledged and agreed by Director, to induce Contractor to arrange for Director to serve in the capacity set forth above and to set forth certain understandings between the parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:

1. SERVICES. Contractor shall make Director available to: serve as an independent Director of the Company and be reasonably available to perform the services consistent with such position pursuant to the Certificate of Incorporation and Bylaws of the Company. (together, the “Organizational Documents”) and the laws of the state of Delaware, including to serve as a member of one or more committees of the Board as may be requested from time to time by the Company or the Board in accordance with the Organizational documents, for which Director is qualified to serve. The Company acknowledges that Director currently holds the other positions (“Other Employment”) and agrees that Director may maintain such positions, provided that such Other Employment shall not materially interfere with Director’s obligations under this Agreement. Contractor confirms that Director will be able to devote sufficient time and attention to the Company as is necessary to fulfill her responsibilities as a Director of the Company and that the Other Employment will not in any way impact Independent Director’s independence. Such time and attention shall include, without limitation, participation in telephonic and/or in-person meetings of the Company’s board of directors. Contractor also represents that the Other Employment shall not interfere with Director’s obligations under this Agreement. Without limiting the generality of the foregoing, Contractor confirms that Director is independent (as such term has been construed under Delaware law with respect to directors of Delaware corporations). Contractor also confirms that Director (a) does not possess material business, close personal relationships or other affiliations, or any history of any such material business, close personal relationships or other affiliations, with the Company’s equity holders or any of their respective corporate affiliates that would cause Director to be unable to (i) exercise independent judgment based on the best interests of the Company or (ii) make decisions and carry out his responsibilities as a Director of the Company, in each case in accordance with the terms of the Organizational Documents and applicable law, and (b) has no existing or former relationship or affiliation of any kind with any competitor of the Company. By execution of this Agreement, Contractor accepts Director’s appointment or election as independent Director of the Company, and Director shall serve in such capacity, subject to the terms of this Agreement, until her successor is duly elected and qualified or until Director’s earlier death, resignation or removal. The parties hereto acknowledge and agree that Director is being engaged to serve as an independent Director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.

2. TERM. Notwithstanding anything in this Agreement to the contrary, the term of this Agreement shall continue until such time as Director resigns or is removed by the equity holders of the Company having the right to designate or remove the Director at any time, with or without cause.

3. COMPENSATION. The Company agrees to pay Contractor, in consideration of the services provided as set forth herein, a monthly fee of $40,000 during the Term of this Agreement, with the first monthly fee due upon execution of this Agreement and thereafter payable in advance on the first of each calendar month; provided, that the Company agrees that the compensation payable shall be no less than $240,000 in the aggregate. Additionally, the Company agrees to pay Contractor a daily fee of $7,500 for each day that the Director is in mediation, being deposed, testifying in court and/or spending more than four hours on such day preparing for a deposition or a court appearance.

4. EXPENSES. In addition to the compensation provided in Section 3 hereof, the Company will reimburse Contractor for reasonable out-of-pocket business related expenses incurred by Contractor and/or Director for the services to the Company as provided herein. Such payments shall be made by the Company upon submission by Contractor and/or Director of a written statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company acknowledges that in connection with the services provided hereunder, Contractor and/or Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affiliates (the “Company Group”), including, but not limited to, the business methods, strategic plans, economic, financial or management aspects of the business, operations, properties or prospects of the Company Group, whether oral or in written form (“Confidential Information”). Contractor covenants, and Director acknowledges and agrees, that neither Contractor nor Director shall, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information, except: (a) to the members of the Company Group and their respective officers, directors and employees; (b) as required by law; (c) pursuant to a subpoena or order issued by a court, governmental body, agency or official; or (d) to the extent such information (i) is generally known to the public, (ii) was known to Contractor and/or Director prior to its disclosure to Contractor and/or Director by the Company, (iii) was obtained by Contractor and/or Director from a third party which, to Contractor and/or Director’s knowledge, was not prohibited from disclosing such information to Contractor and/or Director pursuant to any contractual, legal or fiduciary obligation, or (iv) was independently derived by Director without any use of Confidential Information. This Section 5 shall continue in effect after Director has ceased acting as an independent Director of the Company.

6. INDEMNIFICATION.

(a) Certain Definitions. For purposes of this Section 6, the term:

(i) “Expenses” means all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Contractor and/or Director or on Contractor or Director’s behalf in connection with a Proceeding.

(ii) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and, including any such threatened, pending or completed action, suit or proceeding by or in the right of the Company.

(b) Indemnification. In the event that Director or Contractor was or is made a party or is threatened to be made a party to any Proceeding by reason of the fact that Director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and, whether the basis of such Proceeding is alleged action in an official capacity as an independent Director of the Company, or as an officer, employee, trustee or agent of the Company while serving as an independent Director of the Company, the Company shall indemnify and hold harmless Director to the fullest extent authorized by Delaware law or any other applicable law or rule, but no less than to the extent set forth herein, against all Expenses; provided, however, that the Company shall indemnify Director only if Director provides prompt written notice of the Proceeding to the Company (failure to give prompt notice shall not relieve the Company of its indemnification obligations hereunder unless it was materially prejudiced thereby); and provided, further, that the Company shall indemnify Director only if Director did not engage in gross negligence or willful misconduct and, in the case of criminal Proceedings, Director had no reasonable cause to believe her conduct was unlawful; and provided, further, that the Company shall indemnify Director in connection with a Proceeding (or claim or part thereof) initiated by Director only if (i) such Proceeding is a suit or other action seeking to enforce Director’s right to advancement of expenses and/or indemnification under this Agreement or (ii) such Proceeding (or claim or part thereof) was authorized by the board of directors of the Company.

(c) Presumptions. If, under Delaware law, the entitlement of Director and/or Contractor to be indemnified hereunder shall depend upon whether Director shall have acted without gross negligence and/or willful misconduct, and, with respect to criminal Proceedings, had no reasonable cause to believe Director’s conduct was unlawful, or shall have acted in accordance with some other defined standard of conduct, or whether fees and disbursements of counsel and other costs and amounts are reasonable, the burden of proof of establishing that Director has not acted in accordance with such standard and that such costs and amounts are unreasonable shall rest with the Company, and Director shall be presumed to have acted in accordance with such standard, such costs and amounts shall be conclusively presumed to be reasonable and Director shall be entitled to indemnification unless, and only unless, it shall be determined by a court of competent jurisdiction (after exhaustion or expiration of the time for filing of all appeals) that Director has not met such applicable standard, with respect to the amount of indemnification, that such costs and amounts are not reasonable (in which case Director shall be indemnified to the extent such costs and amounts are determined by such court to be reasonable).

The provisions of this Section 6(c) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct, if applicable, under Delaware law.

(d) Indemnification When Wholly or Partly Successful. Without limiting the scope of indemnification provided in Section 6(b), to the extent that Director and/or Contractor is a party to and is successful, on the merits or otherwise, in any Proceeding, Director and/or Contractor shall be indemnified to the maximum extent permitted by Delaware law against all Expenses. If Director and/or Contractor is not wholly successful in a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Director and/or Contractor against all Expenses actually and reasonably incurred by Director and on Director’s behalf in connection with each successfully resolved claim, issue or matter, and shall otherwise indemnify Director and/or Contractor to the extent required by Section 6(b). All Expenses shall be presumed to have been incurred with respect to successfully resolved claims, issues and matters unless, and only unless, based upon the applicable standard (with the burden of proof being on the Company), it shall be determined by a court of competent jurisdiction (after exhaustion or expiration of the time for filing of all appeals) that a portion of such Expenses were incurred with respect to unsuccessfully resolved claims, issues or matters. For purposes of this Section 6(d) and without limitation, the termination of any claim, issue or matter in any Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(e) Suit to Recover Indemnification. If a claim under Section 6(b) or Section 6(h) of this Agreement is not paid in full by the Company within thirty days after a written claim has been received by the Company, Director may at any time thereafter an administrative claim against the Company to recover the unpaid amount of the claim. The expenses incurred by Director in bringing such claim (whether or not Director is successful) shall be paid by the Company unless a court of competent jurisdiction determines that each of the material assertions made by Director and/or Contractor in such suit was not made in good faith and was frivolous.

(f) Rights Not Exclusive; Rights Continue. The right to indemnification and the payment of expenses incurred in defending any Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of, or limit in any manner whatsoever, any other right which Director and/or Contractor may have or hereafter acquire under any statute, provision of the Organizational Documents, agreement, vote of equity holders or otherwise. The indemnification, expense advancement and other rights of Director and/or Contractor herein shall continue after Director ceases to be an independent Director for so long as Director and/or Contractor may be subject to any possible claim for which she / it would be entitled to indemnification under this Agreement or otherwise as a matter of law, and shall not be amended, modified, terminated, revoked or otherwise altered without Director’s and/or Contractor’s prior written consent.

(g) Insurance. The Company or one of its affiliates (which, in the case of an affiliate, shall include coverage of directors of the Company) shall maintain insurance to protect the Company and Director against any expense, liability or loss (and such insurance shall cover Director to at least the same extent as any other director of the Company); provided that the Company shall maintain customary Director and officer insurance in form and amounts substantially similar to the insurance maintained by the Company as of the date hereof. Director shall have the right to receive a copy of any policy for such insurance upon request.

(h) Advancement of Defense Costs. Notwithstanding anything in the Organizational Documents to the contrary, the Company shall also promptly pay Director and/or Contractor the expenses actually and reasonably incurred in defending any Proceeding in advance of its final disposition without requiring any preliminary determination of the ultimate entitlement of Director to indemnification; provided, however, the payment of such expenses so incurred by Director and/or Contractor in advance of the final disposition of any Proceeding shall be made only upon delivery to the Company of an unsecured undertaking in the form attached hereto as Exhibit A by or on behalf of Director and/or Contractor, to repay (without interest) all amounts so advanced if it shall ultimately be determined that Director and/or Contractor is not entitled to be indemnified under this Agreement.

(i) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall, at the Company’s expense, execute all papers required and take all action necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(j) No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against Director and/or Contractor to the extent Director has otherwise actually received payment (under any insurance policy, contract, agreement, the Organizational Documents, or otherwise) of the amounts otherwise indemnifiable hereunder.

(k) Contribution. If the indemnification provided in Section 6(b) and the advancement provided in Section 6(h) should under Delaware law be unenforceable or insufficient to hold Director and/or Contractor harmless in respect of any and all Expenses with respect to any Proceeding, then the Company shall, subject to the provisions of this Section 6(k) and for purposes of this Section 6(k) only, upon written notice from Director and/or Contractor, be treated as if it were a party who is or was threatened to be made a party to such Proceeding (if not already a party), and the Company shall contribute to Director and/or Contractor the amount of Expenses incurred by Director in such proportion as is appropriate to reflect the relative benefits accruing to the Company and all of its directors, trustees, officers, employees and agents (other than Director) treated as one entity on the one hand, and Director on the other, which arose out of the event(s) underlying such Proceeding, and the relative fault of the Company and all of its directors, trustees, officers, employees and agents (other than Director) treated as one entity on the one hand, and Director on the other, in connection with such event(s), as well as any other relevant equitable considerations.

No provision of this Section 6(k) shall: (i) operate to create a right of contribution in favor of Director and/or Contractor if it is judicially determined that, with respect to any Proceeding, Director engaged in willful misconduct or (ii) limit Director’s rights to indemnification and advancement of Expenses, whether under this Agreement or otherwise.

The Company hereby waives any right of contribution from Director for Expenses incurred by the Company with respect to any Proceeding in which the Company is or is threatened to be made a party. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Director (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Director and does not contain an admission of wrongdoing by Director.

7. MISCELLANEOUS. Contractor confirms that the execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that Director may have with or to any person or entity. In the event Contractor knows or has reason to know that any of the statements made herein is not true or will not be true in the future, Contractor shall immediately report such finding to the Company. Contractor hereby acknowledges and agrees that this Agreement shall be an obligation solely of the Company, and no other party is a beneficiary hereunder.

8. INFORMATION. The Company shall provide Director with all information provided to other directors of the Company at such times as such information is provided to such other directors; any information reasonably requested by Director; and shall make its management available to discuss the business and operations of the Company upon Director’s reasonable request.

9. AMENDMENT; WAIVER. The provisions of this Agreement may be amended only with the prior written consent of the Company and Director. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than Delaware.

11. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs and personal legal representatives. The rights and benefits of the Company under this Agreement shall not be transferable except by operation of law without Contractor’s consent, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.

12. SEVERABILITY; HEADINGS. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid as applied to any fact or circumstance, it shall be modified by the minimum amount necessary to render it valid, and any such invalidity shall not affect any other provision, or the same provision as applied to any other fact or circumstance. The headings used in this Agreement are for convenience only and shall not be construed to limit or define the scope of any Section or provision.

13. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs and personal legal representatives, provided that the Company shall remain liable hereunder until the successor entity complies with the following sentence. The Company shall require and cause an successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Contractor, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. COUNTERPARTS; AMENDMENT. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. No amendment, modification, or waiver to this Agreement shall be effective unless in writing signed by each of the parties hereto.

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The parties hereto have caused this Agreement to be executed on the date first above written.

EBIX, INC.

By:	/s/ Robin Raina
Name:	Robin Raina
Title:	Authorized Signatory

CONTRACTOR

/s/ Elizabeth La Puma
Claritas Advisors LLC

Acknowledged and agreed:

DIRECTOR

By:	/s/ Elizabeth La Puma
Name:	Elizabeth La Puma

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